                                                                   EXHIBIT 10.12

                     AMENDMENT NUMBER THREE TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT


              This AMENDMENT NUMBER THREE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of March 12, 1997, by and between Foothill Capital Corporation, a California corporation ("Foothill"), on the one hand, and Phoenix Network, Inc., a Delaware corporation ("Phoenix"), Phoenix Network Acquisition Corp., a Delaware corporation ("PNAC"), and AmeriConnect, Inc., a Delaware corporation ("AmeriConnect"), on the other hand, with reference to the following facts:

       A. Foothill, as lender, and Phoenix, as borrower, heretofore entered into that certain Amended and Restated Loan and Security Agreement, dated as of September 26, 1995 (despite the fact that the recitals thereof erroneously referred to "1993" rather than "1995") (herein the "Original Agreement");

       B. Phoenix and PNAC entered into that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of a date in October, 1996 (the "First Amendment"), with Foothill, to amend the Original Agreement to, among other things, add PNAC as a secured co-borrower, and modify the Borrowing Base, in each case as set forth in the First Amendment;

       C. Phoenix, PNAC, and AmeriConnect (individually and collectively, jointly and severally, "Borrower") entered into that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of December 23, 1996 (the "Second Amendment"), with Foothill, to amend the Original Loan Agreement, as previously amended, to, among other things, add AmeriConnect as a secured co-borrower, and modify the Borrowing Base, in each case as set forth in the Second Amendment (the Original Agreement, as amended by the First Amendment and by the Second Amendment, is referred to herein as the "Agreement");

       D. Borrower has requested Foothill to amend the Agreement to, among other things, provide for a $2,000,000 bridge loan to Borrower, provide for a reducing Overadvance to Borrower, change certain pricing with respect to the credit facilities under the Agreement, provide for the issuance of the Warrants to Foothill, and modify the Borrowing Base, in each case as set forth in this Amendment;

       E. Foothill is willing to so amend the Agreement in accordance with the terms and conditions hereof; and

       F. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement, as amended hereby.


              NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, Foothill and Borrower hereby agree as follows:

              1.     Amendments to the Agreement.
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                     a.     Section 1.1 of the Agreement hereby is amended by
adding the following new defined terms in alphabetical order:

                     "Updated Projections" means the updated and current balance sheet and income statement projections of Borrower relating to its fiscal year 1997, including projections regarding EBITDA and net income of Borrower for such fiscal year, that will be provided by Borrower to Foothill on or before March 26, 1997, subject to review and acceptance by Foothill in Foothill's sole discretion.

                     "Bridge Loan" shall have the meaning ascribed to such term in Section 2.9.

                     "Existing Acknowledged Defaults" means those certain Events of Default that specifically are described on Schedule A to the Third Amendment and that exist as of March 12, 1997, and have not, as of such date, been waived by Foothill.

                     "Permitted Overadvance Amount" means: (a) prior to March 1, 1997, zero dollars; (b) during March, 1997, $1,000,000; (c) during April, 1997, $950,000; (d) during May, 1997, $900,000; (e) during June,
       1997, $850,000; (f) during July, 1997, $800,000; (g) during August,
       1997, $650,000; (h) during September, 1997, $200,000; (i) during
       October, 1997, $150,000; and (j) from and after November 1, 1997, zero dollars.

                     "Servicing Fee Amount" means, prior to April 1, 1997, $1,500, and, commencing April 1, 1997, and thereafter, $5,000, except that, if Borrower, after March 12, 1997, consolidates all its billing systems into a single billing system, to the reasonable satisfaction of Foothill, thereafter such amount shall reduce to $3,000, commencing on the first day of the first calendar month after such consolidation.

                     "Third Amendment" means that certain Amendment Number Three to Amended and Restated Loan and Security Agreement, dated as of March 12, 1997, between Foothill and Borrower.

                     "Warrants" means transferable written warrants issued by Phoenix to Foothill, and from time to time pursuant to which Foothill shall have the right to acquire 200,000 shares of voting common stock of Phoenix, which warrants shall have the following attributes: (a) they shall be exercisable at any time and from time to time from the date of issuance thereof through and including March 12, 2002; (b) the exercise price per share shall be the closing price of Phoenix's common stock on the American Stock Exchange at the close of trading on March 12, 1997, subject, if and as applicable, to adjustment pursuant to the anti-dilution provisions referenced below; (c) the holder of such warrants shall be permitted one underwritten demand registration (plus a second, if and only if necessitated by cutbacks in the first), and unlimited piggyback registrations, with respect to shares of common stock of Phoenix issued upon the exercise of such warrants; (d) the holder of such warrants shall have reasonable protection against cutbacks with respect to its registration rights; (e) the holder of such warrants shall have the benefit of full anti-dilution provisions; and (g) the written documentation evidencing such warrants or pursuant to which such warrants are issued shall be in form and substance satisfactory to Foothill and shall contain such terms and provisions, in addition to those specifically described above, as Foothill customarily obtains with respect to warrants issued to Foothill in other financing transactions.

                     b. The following definitions contained in Section 1.1 of the Amendment are amended and restated in their entirety to read as follows:





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                     "Eligible Unbilled Accounts" means those particular
       Accounts created by Phoenix, PNAC, or AmeriConnect in the ordinary course of business that arise out of Phoenix's, PNAC's, or AmeriConnect's sale of goods, sale of general intangibles relating to the provision of telecommunication services, or rendition of services, but have not yet been billed to the relevant Account Debtor, that are described in a call transaction record tape or electronic data transfer that has been delivered by a Carrier to Integretel, or to any other similar processing and billing agent acceptable to Foothill in its sole discretion, and that in all other respects qualify as Eligible Accounts.

                     "Loan Documents" means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Suretyship Agreement, any Lock Box Agreement, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into by Borrower or any Affiliate of Borrower in connection with this Agreement.

                     "Overadvance" has the meaning set forth in Section 2.4.

                     c. The following specified provisions of the Agreement hereby are amended and restated in their entirety as follows:

                              (1)    Section 2.1:

                     2.1 REVOLVING ADVANCES. Subject to the terms and conditions of this Agreement, and so long as no Event of Default has occurred and is continuing, Foothill agrees to make revolving advances to Borrower in an amount not to exceed the lesser of (i) the Maximum Amount less the outstanding balance of all undrawn or unreimbursed L/Cs and L/C Guarantees, or (ii) the Borrowing Base plus the then applicable Permitted Overadvance Amount less (A) the aggregate amount of all undrawn or unreimbursed L/Cs and L/C Guarantees, and less (B) the aggregate amount of the AmeriConnect Kentucky/South Carolina Reserve. For purposes of this Agreement "Borrowing Base" shall mean:

                            (a) subject to adjustment based on Dilution as provided in subsection 2.1(b), an amount equal to the lesser of: (i) the sum of (A) the greater of (w) zero, and (x) eighty percent (80%) of the amount of Eligible Phoenix Accounts (other than Eligible Unbilled Accounts), less the Phoenix Payables Reserve, plus (B) the greater of
       (y) zero, and (z) eighty percent (80%) of the Amount of Eligible PNAC Accounts, less the PNAC Payables Reserve, plus (C) the greater of (y) zero, and (z) eighty percent (80%) of the Amount of Eligible AmeriConnect Accounts, less the AmeriConnect Payables Reserve, plus (D) the amount, not to exceed Three Million Dollars ($3,000,000), equal to forty percent (40%) of the amount of Eligible Unbilled Accounts; and
       (ii) an amount equal to Borrower's cash collections for the immediately preceding sixty (60) day period.

                            (b) Should Dilution with respect to Phoenix during any Dilution Measuring Period exceed the Phoenix Dilution Threshold, the advance rates set forth in subsections 2.1(a)(i)(A) and 2.1(a)(i)(D) shall be reduced during the next calendar month by one percent for each percent by which such Dilution exceeded the Phoenix Dilution Threshold (rounded to the nearest whole number). Should Dilution with respect to PNAC during any Dilution Measuring Period exceed the PNAC Dilution Threshold, the advance rate set forth in subsection 2.1(a)(i)(B) shall be reduced during the next calendar month by one percent for each percent by which such Dilution exceeded the PNAC Dilution Threshold (rounded to the nearest whole number). Should Dilution with respect to AmeriConnect during any Dilution Measuring Period exceed the AmeriConnect





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       Dilution Threshold, the advance rate set forth in subsection
       2.1(a)(i)(C) shall be reduced during the next calendar month by one percent for each percent by which such Dilution exceeded the AmeriConnect Dilution Threshold (rounded to the nearest whole number).

                            (c) Anything to the contrary in paragraphs (a) or (b) above notwithstanding, Foothill may reduce its advance rates based upon Eligible Accounts or create reasonable reserves, in each case without declaring an Event of Default, with respect to any one or more of Phoenix, PNAC, and AmeriConnect, if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of all or any portion of the Obligations or a material impairment of the value or priority of Foothill's security interests in the Collateral.

                            (d) Foothill shall have no obligation to make advances hereunder to the extent they would cause the outstanding Obligations to exceed Ten Million Dollars ($10,000,000) (the "Maximum Amount").

                            (e) Foothill is authorized to make advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Borrower or, without instructions, if pursuant to Section 6.12. Borrower agrees to establish and maintain a single designated deposit account for the purpose of receiving the proceeds of the advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any advance requested by Borrower and made by Foothill hereunder shall be made to such designated deposit account. Amounts borrowed pursuant to this Section 2.1 may be repaid and, so long as no Event of Default has occurred and is continuing, reborrowed at any time during the term of this Agreement.

                             (2)    Section 2.2(a):

              2.2    LETTERS OF CREDIT AND LETTER OF CREDIT GUARANTEES.

                            (a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue commercial or standby letters of credit for the account of Borrower (each, an "L/C") or to issue standby letters of credit or guarantees of payment (each such letter of credit or guaranty, an "L/C Guaranty") with respect to commercial or standby letters of credit issued by another Person for the account of Borrower in an aggregate face amount not to exceed the lesser of: (i) the Borrowing Base plus the then applicable Permitted Overadvance Amount less the amount of outstanding revolving advances pursuant to Section 2.1, and (ii) Seven Hundred Fifty Thousand Dollars ($750,000). Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by other financial institutions of L/Cs that are to be the subject of L/C Guarantees and that certain of such L/Cs may be outstanding on the Closing Date. Each such L/C (including those that are the subject of L/C Guarantees) shall have an expiry date no later than sixty (60) days prior to the date on which this Agreement is scheduled to terminate under Section 3.3 hereof and all such L/Cs and L/C Guarantees shall be in form and substance acceptable to Foothill in its sole discretion. Foothill shall not have any obligation to issue L/Cs or L/C Guarantees to the extent that the face amount of all outstanding L/Cs and L/C Guarantees, plus the amount of revolving advances outstanding pursuant to Section 2.1, would exceed the Maximum Amount. The L/Cs and the L/C Guarantees issued under this Section 2.2 shall be used by Borrower, consistent with this Agreement, for its general working capital purposes or to support its obligations with respect to workers' compensation premiums or other similar obligations. If Foothill is obligated to advance funds under an L/C or L/C Guaranty, the amount so advanced immediately shall be deemed





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       to be an advance made by Foothill to Borrower pursuant to Section 2.1 and, thereafter, shall bear interest on the terms and conditions provided in Section 2.5.

                              (3)    Section 2.4:

                     2.4 OVERADVANCES OR OVERLINE AMOUNTS. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Sections 2.1 and 2.2 in the aggregate exceeds the Borrowing Base less (without duplication) any applicable reserves (any such excess, an "Overadvance") by an amount greater than the then applicable Permitted Overadvance Amount, Borrower shall immediately pay to Foothill, in cash, the portion of such Overadvance that exceeds the then applicable Permitted Overadvance Amount, to be used by Foothill to repay the Obligations or to be held by Foothill as cash collateral to secure repayment of L/Cs or L/C Guarantees. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Sections 2.1 and 2.2 in the aggregate exceeds the the Maximum Amount, Borrower shall immediately pay to Foothill, in cash, the amount of such excess, to be used by Foothill to repay the Obligations or to be held by Foothill as cash collateral to secure repayment of L/Cs or L/C Guarantees.

                           (4)    Section 2.5(a)&(b):

                            2.5    INTEREST:  RATES, PAYMENTS, AND CALCULATIONS.

                            (a) Interest Rate. All Obligations, except for the Bridge Loan and undrawn L/Cs and L/C Guarantees, shall bear interest, on the average Daily Balance, at a rate equal to the Reference Rate plus the Applicable Margin. The Bridge Loan shall bear interest at the rate of 15% per annum.

                            (b) Default Rate. All Obligations, except for the Bridge Loan, undrawn L/Cs and L/C Guarantees, shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to the Reference Rate plus the Applicable Margin plus four (4.00) percentage points. From and after the occurrence and during the continuance of an Event of Default, the Bridge Loan shall bear interest at the rate of 19% per annum. From and after the occurrence and during the continuance of an Event of Default, the fee provided in Section 2.2(d) shall be increased to a fee equal to that certain percentage per annum equal to the Applicable Margin plus four (4.00) percentage points times the average Daily Balance of the undrawn L/Cs and L/C Guarantees that were outstanding during the immediately preceding month.

                              (5)    Section 2.6:

                     2.6    CREDITING PAYMENTS; APPLICATION OF COLLECTIONS.
       The receipt of any wire transfer of funds, check, or other item of payment by Foothill (whether from transfers to Foothill by the Lock Box Bank pursuant to the Lock Box Agreement or otherwise) immediately shall be applied to provisionally reduce the Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Foothill or unless and until such check or other item of payment is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrower for three (3.00) Business Days of `float' at the rate set forth in Section 2.5 (applicable to advances under Section 2.1) on all collections, checks, wire transfers, or other items of payment that are received by Borrower or processed through the Lock Box (regardless of whether forwarded by





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
       the Lock Box Bank to Foothill, whether owned by Borrower or collected as agent for another, whether provisionally applied to reduce the Obligations or otherwise). This across-the-board three (3.00) Business Day float charge on all Borrower receipts is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Foothill, and irrespective of the level of Borrower's Obligations to Foothill. Should such check or item of payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any wire transfer, check, or other item of payment received by Foothill after 11:00 a.m. Los Angeles time shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

                             (6)    Section 2.8(e):

                            (e) Servicing Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to the then applicable Servicing Fee Amount.

                              (7)    Section 3.3:

                     3.3 TERM; AUTOMATIC RENEWAL. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on October 6, 2000 (the "Renewal Date") and shall be automatically renewed for successive one (1) year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement effective on the Renewal Date or on any one (1) year anniversary of the Renewal Date by giving the other party at least ninety (90) days prior written notice by registered or certified mail, return receipt requested. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence of an Event of Default.

                              (8)    Section 3.5:

                     3.5    EARLY TERMINATION BY BORROWER.  The provisions of
       Section 3.3 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon sixty (60) days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including any contingent reimbursement obligations of Foothill under any L/Cs or L/C Guarantees), together with a premium (the "Early Termination Premium") equal to (subject to adjustment as provided below): (a) during the period following the Closing Date and through and including October 6, 1996, the greater of
       (i) one and three-quarters percent (1.75%) of the Maximum Amount, and
       (ii) the total interest and fees (including L/C and L/C Guaranty Fees) for the immediately preceding six (6) months; (b) during the period commencing on October 7, 1996, and continuing through and including March 11, 1997, one and one half percent (1.50%) of the Maximum Amount;
       (c) during the period commencing on March 12, 1997, and continuing through and including December 31, 1997, the greater of (i) five percent (5.00%) of the Maximum Amount, and (ii) the total interest and fees (including L/C and L/C Guaranty Fees) for the immediately preceding six
       (6) months; (d) during the period commencing on January 1, 1998, and continuing through and including October 6, 1998, two percent (2.00%) of the Maximum Amount; and (e) during the period commencing on October 7, 1998, and continuing at all times thereafter, except as otherwise stated





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
       below, one percent (1.00%) of the Maximum Amount. The foregoing notwithstanding, (y) no Early Termination Premium shall be payable if this Agreement is terminated and the Obligations are repaid in full on the Renewal Date or any subsequent anniversary thereof, if any, to which the term of this Agreement is extended pursuant to Section 3.3, and (z) if the termination of this Agreement is in connection with and as the result of an acquisition of Borrower by another Person, then, in such circumstance only, the Early Termination Premium shall be reduced by 50% from what it otherwise would be as set forth above.

                     d. The following provisions are added to the Agreement where indicated:

                             (1)    Section 2.8(f):

                             (f) Overadvance Fee. On the first day of each month with respect to which the Permitted Overadvance Amount during the immediately preceding month was greater than zero, an overadvance fee (in addition to any interest or other amounts otherwise payable under the Loan Documents) in the dollar amount equal to the sum of the following three components:

                                   (i)     0.5% times the Permitted Overadvance
              Amount applicable during the immediately preceding month; plus

                                   (ii)    if an Overadvance of greater than
              zero dollars existed at any time during such immediately preceding month, 0.5% times the Permitted Overadvance Amount applicable during the immediately preceding month; otherwise, zero dollars; and plus

                                   (iii)   if an Overadvance of greater than
              $500,000 existed at any time during such immediately preceding month, 1.5% times the Permitted Overadvance Amount applicable during the immediately preceding month; otherwise, zero dollars.

                              (2)    Section 2.9:

                     2.9 BRIDGE LOAN. On the closing date of the Third Amendment, Foothill has agreed to make a bridge loan (the "Bridge Loan") to Borrower in the original principal amount of $2,000,000. The principal of the Bridge Loan shall be repaid in 8 monthly installments of principal in the following amounts:





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

================================================================================
                 DUE DATE                             INSTALLMENT AMOUNT
--------------------------------------------------------------------------------
                June 1, 1997                               $250,000
--------------------------------------------------------------------------------
                July 1, 1997                               $250,000
--------------------------------------------------------------------------------
               August 1, 1997                              $250,000
--------------------------------------------------------------------------------
             September 1, 1997                             $250,000
--------------------------------------------------------------------------------
              October 1, 1997                              $250,000
--------------------------------------------------------------------------------
              November 1, 1997                             $250,000
--------------------------------------------------------------------------------
              December 1, 1997                             $250,000
--------------------------------------------------------------------------------
              January 1, 1998                              $250,000
================================================================================

       The outstanding principal balance and all accrued and unpaid interest under the Bridge Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Bridge Loan may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement upon 10 days prior written notice by Borrower to Foothill, all such prepaid amounts to be applied to the installments due on the Bridge Loan in the inverse order of their maturity. All amounts outstanding under the Bridge Loan shall constitute Obligations.

                              (3)    Section 6.18:

                     6.18 UPDATED PROJECTIONS AND RESETTING AND ADDITION OF CERTAIN COVENANTS. On or before March 26, 1997, Borrower shall deliver to Foothill the Updated Projections, subject to review and acceptance by Foothill in its sole discretion. The financial covenants set forth in
       Section 6.14 shall be re-set by Foothill on or before April 11, 1997, at reasonable levels determined by Foothill based on the Updated Projections, with such re-set covenant levels to be communicated in writing by Foothill to Borrower when so determined, and thereafter documented by a future amendment hereto which the parties agree to negotiate and enter into in good faith. In addition, based on the Updated Projections, Foothill may prescribe additional financial covenants applicable to Borrower with respect to revenues, gross margins, net income, and collections, at reasonable levels determined by Foothill in relation to the Updated Projections, with such covenants to be communicated in writing by Foothill to Borrower when so determined, and thereafter documented by a future amendment hereto which the parties agree to negotiate and enter into in good faith.

                              (4)    Section 6.19:

                     6.19 HIRING OF CREDIT AND COLLECTION MANAGER. On or before May 12, 1997, Borrower shall hire, and thereafter retain, a qualified credit and collection manager acceptable to Foothill in the reasonable exercise of Foothill's discretion.

              2. Representations and Warranties. Borrower hereby represents and warrants to Foothill that (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary





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
corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

              3. Conditions Precedent to Amendment. The satisfaction of each of the following, on or before the Third Amendment Closing Deadline, unless waived or deferred by Foothill in its sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment:

                     a. Payment to Foothill by Borrower in immediately available funds of a Bridge Loan closing fee in the amount of $40,000.00, which fee shall be fully earned, non-refundable, due, and payable, upon the execution and delivery of this Amendment by Foothill and Borrower, and which fee Borrower hereby authorizes Foothill to charge to Borrower's loan account;

                     b. Foothill shall have received a certificate from the Secretary of Phoenix attesting to the incumbency and signatures of authorized officers of Phoenix and to the resolutions of Phoenix's Board of Directors authorizing its execution and delivery of this Amendment and the other Loan Documents to which it is a party and contemplated in this Amendment and the performance of this Amendment, the Agreement as amended by this Amendment, and such other Loan Documents, and authorizing specific officers of Phoenix to execute and deliver the same;

                     c. Foothill shall have received a certificate from the Secretary of PNAC attesting to the incumbency and signatures of authorized officers of PNAC and to the resolutions of PNAC's board of directors or equivalent governing body authorizing its execution and delivery of the Loan Documents to which it is a party and contemplated in this Amendment and the performance of such Loan Documents, and authorizing specific officers of PNAC to execute and deliver the same;

                     d. Foothill shall have received a certificate from the Secretary of AmeriConnect attesting to the incumbency and signatures of authorized officers of AmeriConnect and to the resolutions of AmeriConnect's board of directors or equivalent governing body authorizing its execution and delivery of the Loan Documents to which it is a party and contemplated in this Amendment and the performance of such Loan Documents, and authorizing specific officers of AmeriConnect to execute and deliver the same;

                     e. Foothill shall have received an opinion of counsel to Borrower in form and substance satisfactory to Foothill in its reasonable discretion;

                     f. The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

                     g. Other than the Existing Acknowledged Defaults, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

                     h. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower or Foothill; and

                     i. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

              4. Condition Subsequent. As a condition subsequent to the initial effectiveness of this Amendment, and in consideration of the additional credit to Borrower provided for in this Amendment, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                     a. On or before April 11, 1997, Borrower shall have delivered to Foothill the Warrants, or, in lieu thereof, shall have paid to Foothill a fully-earned non-refundable fee of six hundred thousand dollars ($600,000), which fee shall be due and payable on April 11, 1997, if Foothill is not then in possession of the Warrants.

              5. Effect on Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Foothill under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of the Suretyship Agreement with respect to the Agreement as amended by this Amendment and the other Loan Documents.

              6. Further Assurances. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Foothill, and take all actions as Foothill may reasonably request from time to time, to perfect and maintain the perfection and priority of Foothill's security interests in the Collateral, and to fully consummate the transactions contemplated under this Amendment and the Agreement, as amended by this Amendment.

              7.     Miscellaneous.

                     a. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

                     b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

                     c. As used in this Amendment, "Third Amendment Closing Deadline" means March 14, 1997.

                     d. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

                     e. This Amendment may be executed in any number of counterparts, and/or by facsimile (followed promptly by delivery of original signatures), all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

[balance of page intentionally omitted]

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



                                   FOOTHILL CAPITAL CORPORATION,
                                   a California corporation


                                   By /s/ Catherine Burk
                                     -----------------------------------------

                                   Title: Vice President
                                         -------------------------------------



                                   PHOENIX NETWORK, INC., a Delaware
                                   corporation


                                   By /s/ Jeffrey L. Bailey
                                     -----------------------------------------

                                   Title: CFO
                                         -------------------------------------



                                   PHOENIX NETWORK ACQUISITION CORP., a
                                   Delaware corporation


                                   By /s/ Jeffrey L. Bailey
                                     -----------------------------------------

                                   Title: CFO
                                         -------------------------------------



                                   AMERICONNECT, INC., a Delaware corporation


                                   By /s/ Jeffrey L. Bailey
                                     -----------------------------------------

                                   Title: CFO
                                         -------------------------------------